                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of the 21st day of April 2004 to be effective on the date that the Company's initial public offering of its common stock is consummated (the "Effective Date"), by and between W&T OFFSHORE, INC., a Texas corporation (the "Company"), and Tracy W. Krohn, an individual residing in Houston, Texas (the "Executive").

                                   WITNESSETH:
                                   ----------


     WHEREAS, the Executive is the Company's founder and majority shareholder as well as its Chief Executive Officer ("CEO"), President and Treasurer; and

     WHEREAS, the Executive has been rendering services to the Company under an Employment Agreement dated December 2, 2002; and

     WHEREAS, in light of the Company's planned Initial Public Offering, the Board of Directors of the Company (the "Board") wishes to enter into a new employment agreement with Executive in order to assure his continued services and in order to fairly compensate him for the additional duties he will be undertaking once the Company becomes a public company; and

     WHEREAS, the Board is concerned that, once the Company becomes a public company, it may be approached by third parties about a possible business combination with the Company, and considers it imperative in such circumstances that the Company be able to rely upon the Executive to continue in his position and that the Company be able to receive and rely upon the Executive's assessment of such proposals and advice concerning the best interests of the Company and its stockholders, without concern that the Executive might be distracted by the personal uncertainties and risks created by such a third party proposal; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

     1. EMPLOYMENT AND TERM. The Executive's December 2, 2002 Employment Agreement (the "2002 Employment Agreement") is hereby superceded by this Agreement, and effective as of the Effective Date, Executive shall have no further rights and the Company shall have no further liabilities under the 2002 Employment Agreement. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to employ the Executive, and the Executive accepts such employment, as Chief Executive Officer ("CEO") and President of the Company for the period beginning on the Effective Date and continuing until the earlier of (i) the third anniversary of the Effective Date (the "Initial Employment Term"), or (ii) the termination of the Executive's employment pursuant to the terms hereof. This Agreement will be automatically extended for an additional year on the third anniversary date hereof and


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every subsequent anniversary date unless terminated by either the Company or the
Executive by the giving of written notice to the other party no later than three
(3) months prior to the third anniversary date hereof or any such subsequent anniversary date, as the case may be. The entire period that Executive is employed under this Agreement shall be referred to in this Agreement as the "Employment Term."

     2. COMPENSATION; BENEFITS.

     (A) COMPENSATION. Subject to the terms and conditions of this Agreement, the Company shall pay the Executive an annual base salary (the "Base Salary") of $500,000, payable in accordance with the Company's regular payroll practices; provided, however, that the Compensation Committee of the Board shall have the authority to increase (but not decrease) the amount of the Base Salary at any time during the Employment Term.

     (B) BONUS. In addition to the Base Salary, the Executive shall be entitled to receive an annual bonus payable in cash, as promptly as practicable, but no later than 30 days following the Company's receipt of an audit opinion covering its most recent fiscal year's financial statements up to a maximum amount of $250,000, which bonus may be increased as determined by the Compensation Committee of the Board.

     (C) BENEFITS. While employed under this Agreement, the Executive shall be entitled to participate in all employee benefit plans and programs that the Company makes available to its employees generally, subject to applicable law and the terms thereof as in effect from time to time. The Executive is also entitled to use Company cars for incidental personal use. In addition, the Executive's mother and stepfather will continue to receive medical insurance coverage from the Company during the Employment Term to the same extent as they receive coverage on the date hereof.

     3. BUSINESS EXPENSES. The Company shall reimburse the Executive for all reasonable and ordinary business expenses that are properly documented with receipts and are incurred in the performance of his services hereunder, in accordance with Company policy as in effect from time to time.

     4. DUTIES.

     (A) REPORTING RELATIONSHIP/ PERFORMANCE OF DUTIES. The Executive shall report to the Company's Board. The Executive shall perform such duties and discharge such responsibilities as commensurate with the positions held by the Executive, subject to the direction of the Board. The Executive shall devote his full time and efforts to performing such duties faithfully, diligently and to the best of his abilities to advance the interests of the Company. The Executive shall fully comply with all applicable laws, rules and regulations and abide by all policies and procedures adopted by the Company from time to time.


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     (B) COMPANY ENTITLED TO EXECUTIVE'S EXCLUSIVE SERVICES. While employed under this Agreement, the Executive shall not directly or indirectly consult, advise, be retained or employed by, or in any manner perform any services with or for any other business or entity in any line of business, regardless of whether such line of business is competitive with the Company's Business (as defined below), without first obtaining the prior written consent of the Board, except that this restriction shall not apply to the Executive's incidental involvement in the activities of W&T Offshore, LLC or the business of Krohn-Barbour Racing, LLC. The foregoing shall not prohibit the Executive from managing his personal investments, or investing his assets or engaging in such personal, charitable or other non-employment activities that do not interfere with his full-time employment hereunder and that do not violate any other provision of this Agreement.

     (C) OTHER POSITIONS. In addition to performing his duties as CEO and President, the Executive, if so elected or appointed, shall, without additional compensation, serve as a member of the Board and committees of the Board, and shall also hold additional executive offices in the Company and any Company subsidiary or affiliate if requested to do by the Board.

     5. RIGHT TO CONTRACT; Conflict of Interest. The Executive hereby represents and warrants to the Company that (a) he has full right and authority to enter into this Agreement and to perform his obligations hereunder, (b) the execution and delivery of this Agreement by the Executive and the performance of the Executive's obligations hereunder will not conflict with or breach any agreement, order or decree to which the Executive is a party or by which he is bound, and (c) he is not a party to or bound by any agreement or commitment, or subject to any restrictions (including confidentiality or non-competition restrictions), in connection with any prior employment or activities.

     6. OTHER DUTIES OF EXECUTIVE DURING AND AFTER THE EMPLOYMENT TERM

     (A) DEFINITIONS. The following terms, as used in this Section 6, shall have the meanings set forth below:

     (i) "Affiliate" means any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Company.

     (ii) The Company's "Business" means the business of oil and gas exploration or production conducted in the Gulf of Mexico or within 200 miles from the coast of the Gulf of Mexico in an area stretching from Key West, Florida to Brownsville, Texas, and such other and further business of the Company as the same may exist from time to time.

     (iii) "Compete" means to engage in competition with the Company's Business. The term "Compete" also means to usurp a potential business opportunity that


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may be appropriate for the Company without first, by written notice to each member of the Board communicating and offering such opportunity to the Company for a reasonable period of time. An action "Competes" without regard to whether the Executive pursues or acquires such opportunity for himself or directs such opportunity to another Person and without regard to whether he takes action directly or indirectly, individually or through a member of his Immediate Family, an Affiliate or other Person acting on the Executive's behalf in any capacity, including, without limitation, as an employee, officer, director, manager, proprietor, consultant, partner, member, investor, lender, stockholder or other security holder of any Competitor (other than as a security holder of a corporation listed on a national securities exchange or the securities of which are regularly traded in the over-the-counter market, provided that the Executive at no time owns in excess of 1% of the outstanding securities of such corporation entitled to vote for the election of directors). W&T Offshore, LLC shall not be considered to Compete with the Company's Business in connection with engaging in a new exploration well or marketing the production of such well, if W&T Offshore, LLC, offers to the Company the right, exercisable within ten days after written notice thereof, to participate, on the same terms and conditions as those accepted by W&T Offshore, LLC in such new exploration well, in up to 50% of the interest that W&T Offshore, LLC would be entitled to participate; provided, however that, after a Change of Control, W&T Offshore, LLC shall not be considered to Compete with the Company's Business in connection with engaging in a new exploration well or marketing the production of such well whether or not W&T Offshore, LLC offers the Company the right to participate in such exploration or marketing.

     (iii) "Competitor" means any Person engaged directly or indirectly in the Business.

     (iv) "Immediate Family" means, with respect to any individual, such individual's spouse, and the parents, children, grandchildren, siblings, nieces and nephews of such individual or his or her spouse and the spouses of any of the foregoing (and estates, trusts, partnerships and other entities and legal relationships of which a substantial majority in interests of the beneficiaries, owners, investors, members or participants at all times in question are, directly or indirectly, one or more of the Persons described above and/or such individual).

     (v) "Person" means any individual, corporation, association, partnership (limited or general), limited liability company, joint venture, joint stock company, association, trust, estate, unincorporated organization or government or any agency or political subdivision, or other entity or organization.

     (B) COOPERATION. Both during and after the Employment Term, the Executive shall, upon reasonable notice, furnish such information as may be in his possession to, and cooperate with, the Company as may reasonably be requested by the Company in connection with any litigation in which the Company is or may become a party.


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     (C) NON-DISCLOSURE OF INFORMATION. The Board agrees to provide the
Executive with immediate continued access to the Company's trade secrets and confidential information. Except with the prior consent of or as directed by the Board, the Executive will, both during the time this Agreement is in effect and thereafter, keep confidential and not divulge to any other Person or use for his personal benefit or the benefit of others, any of the Company's confidential or proprietary information and trade secrets, including, but not limited to, confidential or proprietary information and trade secrets relating to such matters as the Company's finances and operations, the names of the Company's customers and the names of the Company's suppliers. All papers, books and records of every description including, without limitation, computer software, programs, modules or source codes as well as reproductions thereof relating to the business and affairs of the Company, or its customers, joint venture partners or joint working interest owners and which constitute Company confidential or proprietary information, whether or not prepared by the Executive, shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company, including all copies thereof, at any time upon request, both during the time this Agreement is in effect and thereafter. The Executive agrees that he will use such confidential information solely for purposes of this Agreement and the employment services to be provided hereunder. Notwithstanding the foregoing, the confidential information and trade secrets referred to in this paragraph shall not include information and secrets that (i) become generally available to the public other than as a result of disclosure by the Executive; (ii) become available to the Executive on a non-confidential basis from a person other than the Company, who is not known by the Executive to be under an obligation of confidentiality with respect thereto; or (iii) are required to be disclosed by law or by order of a court.

     (D) WORK PRODUCT. The Executive agrees that all copyrights, patents, trade secrets or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by him during his employment by the Company and for a period of six months thereafter, that (i) relate, whether directly or indirectly, to the Company's actual or anticipated business, research or development, or (ii) are suggested by or as a result of any work performed by the Executive on the Company's behalf, shall, to the extent possible, be considered works made for hire within the meaning of the Copyright Act (17 U.S.C. ss. 101 et. seq.) (the "Work Product"). All Work Product shall be and remain the property of the Company. To the extent that any such Work Product may not, under applicable law, be considered works made for hire, the Executive hereby grants, transfers, assigns, conveys and relinquishes, and agrees to grant, transfer, assign, convey and relinquish from time to time, on an exclusive basis, all of his right, title and interest in and to the Work Product to the Company in perpetuity or for the longest period otherwise permitted by law. Consistent with his recognition of the Company's absolute ownership of all Work Product, the Executive agrees that he shall (i) not use any Work Product for the benefit of any party other than the Company and (ii) perform such acts and execute such documents and instruments as the Company may now or hereafter deem reasonably necessary or desirable to evidence the transfer of absolute ownership of all Work Product to the Company; provided, however, if following ten (10) days' written notice from the


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Company, the Executive refuses, or is unable, due to Disability (as defined below), incapacity, or death, to execute such documents relating to the Work Product, he hereby appoints any of the Company's officers as his attorney-in-fact to execute such documents on his behalf. This agency is coupled with an interest and is irrevocable without the Company's prior written consent.

     (E) Warranty as to Work Product. The Executive represents and warrants to the Company that (i) there are no claims that would adversely affect his ability to assign all right, title and interest in and to the Work Product to the Company; (ii) the Work Product does not violate any patent, copyright or other proprietary right of any third party; (iii) the Executive has the legal right to grant the Company the assignment of his interest in the Work Product as set forth in this Agreement; and (iv) he has not brought and will not bring to his employment hereunder, or use in connection with such employment, any trade secret, confidential or proprietary information, or computer software, except for software that he has a right to use for the purpose for which it shall be used, in his employment hereunder.

     (F) Non-Competition/Non-Solicitation. Subject to Section 7, the Executive agrees that, during the Employment Term and for a period of two (2) years thereafter (such period, the "Non-Compete Period"), the Executive shall not, directly or indirectly, either for his own account or for any other Person:

     (i) compete with the Company;

     (ii) interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company and any customer, supplier or employee of the Company, assist a Competitor of the Company by providing consulting or other advisory services to that Competitor or otherwise;

     (iii) solicit for employment, engage and/or hire, whether directly or indirectly, any individual who is then employed by the Company or engaged by the Company as an independent contractor or consultant; and/or encourage or induce, whether directly or indirectly, any individual who is then employed by the Company or engaged by the Company as an independent contractor or consultant to end his/her business relationship with the Company.

     (G) REMEDIES. The Executive acknowledges that a breach or threatened breach of any of the terms set forth in this Section 6 shall result in an irreparable and continuing harm to the Company for which there shall be no adequate remedy at law. In the case of any breach or threatened breach of Section 6, the Company, without posting a bond, shall be entitled to obtain injunctive and other equitable relief, in addition to any other remedies available to the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive. The Executive agrees not to assert in any such action that an adequate remedy exists at law. All expenses, including, without limitation, attorney's fees and expenses incurred in


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connection with any legal proceeding arising as a result of a breach or threatened breach of Section 6, shall be borne by the losing party to the fullest extent permitted by law and the losing party hereby agrees to indemnify and hold the other party harmless from and against all such expenses.

     (H) ESSENTIAL AND INDEPENDENT AGREEMENTS. It is understood by the parties hereto that the Executive's obligations and the restrictions and remedies set forth in this Section 6 are essential elements of this Agreement and that but for his agreement to comply with and/or agree to such obligations, restrictions and remedies, the Company would not have entered into this Agreement or continued to employ him or provided him with continued access to the Company's trade secrets and confidential information. The Executive's obligations and the restrictions and remedies set forth in this Section 6 are independent agreements, and the existence of any claim or claims by him against the Company under this Agreement or otherwise will not excuse his breach of any of his obligations or affect the restrictions and remedies set forth under this
Section 6.

     (I) SURVIVAL OF TERMS; REPRESENTATIONS. The Executive's obligations under this Section 6 shall remain in full force and effect notwithstanding the termination of his employment for any reason. He acknowledges that he is sophisticated in business, and that the restrictions and remedies set forth in this Section 6 do not create an undue hardship on him and will not prevent him from earning a livelihood. He further acknowledges that he has had a sufficient period of time within which to review this Agreement, including this Section 6, with an attorney of his choice and he has done so to the extent he desired. The Executive and the Company agree that the restrictions and remedies contained in this Section 6 are reasonable and necessary to protect the Company's legitimate business interests regardless of the reason for or circumstances giving rise to such termination and that he and the Company intend that such restrictions and remedies shall be enforceable to the fullest extent permissible by law. The Executive agrees that, given the scope of the Company's business and the global nature of the oil and gas business, any further geographic limitation on such remedies and restrictions would deny the Company the protection to which it is entitled hereunder. If it shall be found by a court of competent jurisdiction that any such restriction or remedy is unenforceable but would be enforceable if some part thereof were deleted or modified, then such restriction or remedy shall apply with such modification as shall be necessary to make it enforceable to the fullest extent permissible under law.

     (J) DISCLOSURE. The Executive shall, and the Company may, during the time this Agreement is in effect and thereafter, notify any prospective employer of the Executive of the terms and conditions of this Agreement regarding confidentiality, nondisclosure, non-solicitation and non-competition.


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     7. EFFECT OF A CHANGE OF CONTROL.

     (A) DEFINITIONS.

     "Base Amount" shall mean the Executive's average W2 taxable income from the Company and its Affiliates over the five taxable years that end before the subject Change of Control occurs.

     "Change of Control" shall mean:

     (i) Any merger, consolidation or share exchange that results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

     (ii) Any sale of all or substantially all of the assets of the Company; or

     (iii) The complete liquidation of the Company.

     B) IMPACT OF CHANGE OF CONTROL. If Executive is terminated without Cause or he resigns for Good Reason within two years after a Change of Control, he shall be entitled to receive all compensation earned to the date of termination, including a pro rata allocation of any annual bonus to which he would have been entitled had he been employed during the entire year, plus a severance payment in the amount of 2.99 times his Base Amount (the "Severance Payment"). One-half of the Severance Payment, but not less than $1,125,000, shall be paid to the Executive to compensate him for his lost earnings during the Non-Compete Period, and such allocation shall be noted in the Company's accounting records for purposes of addressing whether any excise taxes are owed by the Company or the Executive in connection with the Severance Payment. The Company shall have the right to require that the Executive sign a complete release of the Company and its Affiliates and their officers and directors as a condition to his receipt of the Severance Payment under this paragraph or any other paragraph in this Agreement.

     8. TERMINATION OF EMPLOYMENT.

     (A) GROUNDS FOR TERMINATION. This Agreement shall terminate upon the earliest of the following to occur:

     (i) The death of the Executive, effective the date of his death; or

     (ii) The Executive becoming incapable of fulfilling his duties and obligations hereunder because of injury or physical or mental illness, and such incapacity existing for a total of one hundred and twenty (120) calendar days in any twelve (12)-month period (a "Disability"); or


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     (iii) The termination of the Executive for Cause, defined as (a) fraud or dishonesty in connection with the Executive's performance of his duties that results in demonstrable damage to the Company; (b) the Executive's conviction of a crime involving moral turpitude; (c) any violation of Section 6 of this Agreement; or (d) the Executive's willful failure, neglect or refusal to perform his duties hereunder or any other material breach by the Executive of any of the terms hereunder. This Agreement shall terminate immediately upon the Company giving the Executive written notice that the Agreement is being terminated for a Cause specified in Sections (a)-(c) of the preceding sentence; however, with respect to termination for a Cause specified in (d) of the preceding sentence, the Board shall give written notice to the Executive specifying the Cause relied upon for termination and give the Executive a reasonable opportunity to be heard, and if the Executive does not cease and correct such conduct, event, act or failure within thirty (30) days after the date of such notice or the Board does not revoke such notice after giving the Executive a reasonable opportunity to be heard, the Executive's employment shall then be terminated effective at the close of business on such thirtieth (30th) day following the written notice; or

     (iv) The Executive's resignation for Good Reason; defined as (a) any material breach by the Company of any provision of this Agreement or (b) a material adverse change in the Executive's title, position or responsibilities. The Executive shall give written notice to the Company specifying the claimed Good Reason relied upon for termination, and if the Company fails to correct the claimed Good Reason within thirty (30) days after the receipt of such notice, the Executive's employment shall be terminated effective at the close of business on such thirtieth (30th) day. Notwithstanding anything to the contrary in this Agreement, the Executive shall not be entitled to terminate for Good Reason if the Company is entitled to terminate for Cause; or

     (v) Expiration of the Employment Term.

     (B) PAYMENTS DUE ON TERMINATION.

     (i) If the Company terminates this Agreement for Cause, the Executive resigns without Good Reason, or the Executive's employment hereunder terminates due to the Disability or death of the Executive, then the Company's obligations to make payments to the Executive, his beneficiaries or estate, as appropriate, under Section 2 shall immediately cease as of the effective date of such termination or resignation; provided, however, that the Company will pay any Base Salary due for services already performed, will reimburse the Executive or his estate for any previously incurred legitimate business expenses, and will offer medical benefits to the Executive's dependents in accordance with COBRA and any other applicable law.

     (ii) If the Company terminates this Agreement without Cause or the Executive terminates this Agreement for Good Reason, then the Executive shall be entitled to receive all compensation earned to the date of termination, including a pro rata allocation of any annual bonus to which he would have been entitled had he been


                                       -9-

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employed during the entire year, plus the Severance Payment described in Section
6 of this Agreement. The Executive shall only be entitled to receive one Severance Payment, even if multiple events occur that might entitle him to the Severance Payment.

     (iii) At the end of the Initial Employment Term or on any subsequent anniversary date, should the Company, without Cause, fail to renew this Agreement and fail to negotiate a new agreement acceptable to Executive, then the Executive shall have the option of resigning and receiving the Severance Payment.

     (iv) The payments and benefits (if any) required to be provided to the Executive under this section shall be in complete satisfaction of any claims that the Executive may have as a result of termination of the Executive's employment.

     (C) SURVIVAL OF CERTAIN TERMS OF THIS AGREEMENT. In addition to the provisions of this Agreement explicitly stated herein as surviving the termination of this Agreement, including without limitation all provisions requiring the Company to pay the Executive amounts due to him upon termination of employment, sections 9 to 15 inclusive shall survive such termination.

     9. SEVERABILITY. The Company and the Executive recognize that the laws and public policies of the state law applicable to this Agreement are subject to varying interpretations and change. It is the intention of the Company and the Executive that this Agreement be enforced to the fullest extent permitted by law. Therefore, should a court of competent jurisdiction hold any provision or portion or clause of this Agreement, or portion thereof, to be illegal, invalid or unenforceable, the remainder of such provision shall not thereby be affected and shall be given full effect, without regard to the invalid portion. Further, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the scope of such covenant or provision, it is the intention of the parties that the court shall modify such a provision to render its scope legal and enforceable and, in its modified form, such provision shall then be enforceable and shall be enforced.

     10. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns (including any entity which acquires the Company by way of acquisition of assets, merger, stock purchase or otherwise), and upon the Executive and the Executive's heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Executive.

     11. NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three days after being mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given (or to such changed address as such party may have provided by written notice):



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     (A) If to the Company to:

               W&T Offshore, Inc.
               8 Greenway Plaza
               Suite 1330
               Houston, TX 70046
               Attention:  Tracy Krohn
               Facsimile: (713) 686-8527

               with a copy to:

               4400 One Houston Center
               1221 McKinney Street
               Houston, Texas  77010
               Attention:       Virginia Boulet, Esq.
               Facsimile:       (713) 652 5151

     (B) If to Executive, to:

               Tracy W. Krohn
               8 Greenway Plaza
               Suite 1330
               Houston, TX 70046

               with a copy to:

               Adams and Reese, LLP
               4400 One Houston Center
               1221 McKinney Street
               Houston, Texas  77010
               Attention:       Virginia Boulet, Esq.
               Facsimile:       (713) 652 5151

     12. TAXES. From any payments due the Executive from the Company pursuant to this Agreement, there shall be withheld amounts reasonably believed by the Company to be sufficient to satisfy liabilities for federal, state and local taxes and other charges and customary withholdings. The Executive remains primarily liable to such authorities for such taxes and charges to the extent not actually paid by the Company.

     13. GOVERNING LAW. This Agreement shall be executed, construed and performed in accordance with the laws of the State of Texas without giving effect to its principles of conflict of law.

     14. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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     15. ENTIRE AGREEMENT; AMENDMENTS. This Agreement shall constitute and embody the entire agreement between the parties in connection with the subject matter hereof and shall supersede all prior and contemporaneous agreements and understandings in connection with such subject matter. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment waiver, change, modification or discharge is sought. Any waiver of any breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or any other provision of this Agreement, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably request in order to effectuate the terms and purposes of this Agreement.

     16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one instrument.

     17. NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in the "Assignment" section above.

     IN WITNESS WHEREOF, the patties have executed this Employment Agreement as of the date first above written.

                                      W&T OFFSHORE, INC.

                                      By: /s/ James Luikart
                                         ---------------------------------------
                                          James Luikart
                                          Chairman of the Compensation
                                          Committee of the Board of Directors


                                      /s/ Tracy W. Krohn
                                      ------------------------------------------
                                      Tracy W. Krohn

                                       -12-